Exhibit 99.1

WM MORTGAGE REINSURANCE COMPANY, INC.

UNAUDITED CONDENSED BALANCE SHEET

AS OF MARCH 31, 2016

(in thousands, except share data)

ASSETS
Investments held in trust, at fair value:
Fixed-maturity securities	$31,585
Cash equivalents held in trust	2,076
Total investments held in trust	33,661
Cash and cash equivalents	474
Fixed-maturity securities, at fair value	3,567
Accrued investment income	265
Premiums receivable	271
Total assets	$38,238

LIABILITIES AND STOCKHOLDER’S EQUITY
Liabilities:
Losses and loss adjustment expenses	$1,051
Losses payable	208
Unearned premiums	510
Accrued ceding commission expense	28
Other liabilities	143
Total liabilities	1,940
Stockholder’s equity:
Common stock, $1 par value; 1,000 shares issued and outstanding	1
Additional paid-in capital	69,879
Retained deficit	(33,582)
Total stockholder’s equity	36,298
Total liabilities and stockholder’s equity	$38,238

WM MORTGAGE REINSURANCE COMPANY, INC.

UNAUDITED CONDENSED STATEMENT OF OPERATIONS

FOR THE MONTH ENDED MARCH 31, 2016

(in thousands)

Revenues:
Premiums earned	$280
Net investment income	123
Total revenues	403
Expenses:
Underwriting expense	4
General and administrative expenses	136
Total expenses	140
Income before federal income taxes	263
Federal income tax benefit	—
Net income	$263